Calculation of Filing Fee Tables
S-1
Starlink AI Acquisition Corp
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Ordinary shares underlying the rights included as part of the units	457(a)	1,437,500	$ 10.00	$ 14,375,000.00	0.0001381	$ 1,985.19
Fees to be Paid	2	Equity	Representative's Shares	457(a)	150,000	$ 10.00	$ 1,500,000.00	0.0001381	$ 207.15
Fees Previously Paid	3	Equity	Units, each consisting of one ordinary share, par value $0.0001 per share, and one right	457(a)	11,500,000	$ 10.00	$ 115,000,000.00		$ 15,881.50
Fees Previously Paid	4	Equity	Ordinary shares included as part of the units	Other	11,500,000		$ 0.00		$ 0.00
Fees Previously Paid	5	Equity	Rights included as part of the units	Other	11,500,000		$ 0.00		$ 0.00
Fees Previously Paid	6	Equity	Ordinary shares underlying the rights included as part of the units	457(a)	1,437,500	$ 10.00	$ 14,375,000.00		$ 1,985.19
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 145,250,000.00		$ 20,059.03
			Total Fees Previously Paid:						$ 17,866.68
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 2,192.35
Offering Note
[1]	Pursuant to Rule 416(a), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

[2]	See Note 1. Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act. Includes 150,000 ordinary shares to be issued to A.G.P. and/or its designees upon the closing of this offering, regardless of the exercise of the underwriters' over-allotment option.

[3]	See Note 1. Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act. Includes 11,500,000 units, consisting of 10,000,000 units to be issued in the offering and up to 1,500,000 units which may be issued upon exercise of a 45-day option granted to the underwriter to cover over-allotment option, if any. Each unit consists of one ordinary share and one right to receive one-fourth of one ordinary share upon the consummation of the issuer's initial business combination.

[4]	See Note 1. No separate registration fee is payable pursuant to Rule 457(g) under the Securities Act.

[5]	See Note 1. No separate registration fee is payable pursuant to Rule 457(g) under the Securities Act.

[6]	See Note 1.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date